AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 4th day of August, 2000, by and between The Royce Fund ("TRF"), a Delaware business trust, with respect to its Royce Total Return Fund series ("RTR"), with its principal place of business at 1414 Avenue of the Americas, New York, New York 10019, and The Winter Harbor Fund ("WHF"), a Delaware business trust, with respect to its The REvest Value Fund series ("REvest"), with its principal place of business at 511 Congress Street, Portland, Maine 04101.

        This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368 (a)(1)(C) of the United States Internal Revenue Code of 1986 (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all or substantially all of the assets of REvest to RTR in exchange solely for shares of beneficial interest of RTR (the "RTR Shares") and the assumption by RTR of substantially all of the liabilities of REvest and the distribution, after the Closing Date hereinafter referred to, of the RTR Shares to the shareholders of REvest in liquidation of REvest as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement;

        WHEREAS, RTR is a separate investment series of TRF, a registered open-end management investment company, REvest is a separate investment series of WHF, a registered open-end management investment company, and REvest owns securities which are assets of the character in which RTR is permitted to invest;

        WHEREAS, both RTR and REvest are authorized to issue their shares of beneficial interest;

        WHEREAS, the Trustees of TRF have determined that the exchange of all or substantially all of the assets of REvest for RTR Shares and the assumption of substantially all of the liabilities of REvest by RTR on the terms and conditions hereinafter set forth is in the best interests of RTR; and

        WHEREAS, the Trustees of WHF have determined that REvest should exchange all or substantially all of its assets and substantially all of its liabilities for RTR Shares, and that the interests of the existing shareholders of REvest will not be diluted as a result of the transactions contemplated herein.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF REVEST IN EXCHANGE FOR RTR SHARES AND ASSUMPTION OF REVEST'S LIABILITIES AND LIQUIDATION OF REVEST

        1.1 The Exchange. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, REvest agrees to transfer its assets, as set forth in paragraph 1.2 to RTR, and RTR agrees in exchange therefor (i) to deliver to REvest the RTR Shares, including fractional RTR Shares, equal in aggregate value to the aggregate value of shares of beneficial interest of REvest ("REvest Shares"), including fractional REvest Shares, that are issued and outstanding as of the time and date set forth in paragraph 2.1, and (ii) to assume substantially all of the liabilities of REvest, as set forth in paragraph 1.3. Such transactions will take place at the closing provided for in paragraph 3.1 (the "Closing Date").

        1.2 Assets to be Acquired. The assets of REvest to be acquired by RTR will include all property, including without limitation all cash, securities and dividends or interest receivable, which is owned by REvest and any deferred or prepaid expenses shown as an asset on the books of the REvest on the Closing Date.

        1.3 Liabilities to be Assumed. REvest will use its best efforts to discharge all of its known liabilities and obligations that are then due and payable prior to the Closing Date. RTR will assume (i) all of the liabilities, expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities of REvest, prepared by WHF as of the Valuation Date (as defined in paragraph 2.1) in accordance with generally accepted accounting principles consistently applied from the prior audited period, and (ii) any other liabilities, whether absolute or contingent, accrued or unaccrued, of REvest that are disclosed to and accepted by TRF in writing at or before the Closing Date. In no event will TRF or RTR assume any liability or obligation of WHF or REvest based upon, arising out of or in any way involving (a) any actual or alleged act or failure to act by WHF, REvest, Ebright Investments, Inc., REvest's investment adviser, and/or any trustee, director, officer, employee or other representative or agent of any of such entities, constituting or otherwise involving any actual or alleged violation of any Federal, state or other law, rule or regulation, breach of fiduciary duty or error, misstatement, misleading statement or other neglect or breach of duty or (b) any contract or other undertaking to which WHF or REvest is a party or otherwise bound except to the extent that such contractual or other liability or obligation is reflected in such Statement of Assets and Liabilities of REvest.

        1.4 Liquidation and Distribution. Immediately after the closing on the Closing Date (the "Liquidation Date"), (i) REvest will liquidate and distribute pro rata to REvest's shareholders of record, determined as of the close of business on the Closing Date (the "REvest Shareholders"), the RTR Shares received by REvest pursuant to paragraph 1.1, and (ii) REvest will thereupon proceed to dissolve as set forth in paragraph 1.8 below. Such liquidation and distribution will be accomplished by the transfer of the RTR Shares then credited to the account of REvest on the books of REvest, to open accounts on the share records of RTR in the names of the REvest Shareholders and representing the respective pro rata number of the RTR Shares due such shareholders. All issued and outstanding shares of REvest will simultaneously be canceled on the books of REvest. Issued and outstanding share certificates of REvest will be deemed to have been automatically cancelled on the Closing Date. In the interest of economy and convenience, certificates representing the RTR Shares will not be physically issued.

        1.5 Ownership of Shares. Ownership of the RTR Shares will be shown on the books of RTR's transfer agent. Shares of RTR will be issued in the manner described in the combined Prospectus and Proxy Statement on Form N-14 to be distributed to shareholders of REvest, as described in paragraph 5.7.

        1.6 Transfer Taxes. Any transfer taxes payable upon issuance of the RTR Shares in a name other than the registered holder of the REvest shares on the books of REvest as of that time will, as a condition of such issuance and transfer, be paid by the person to whom such RTR Shares are to be issued and transferred.

        1.7 Reporting Responsibility. WHF and REvest are and will remain responsible for preparing, distributing and filing any shareholder reports and regulatory or tax filings as required by Federal or state law relating to REvest, whether they arise before or after the Closing Date.

        1.8 Termination. REvest will be terminated as of the Closing Date upon the making of all distributions pursuant to paragraph 1.4.

ARTICLE II

VALUATION

        2.1 Valuation of Assets. The value of REvest's assets to be acquired by RTR hereunder will be the value of such assets computed as of the close of regular trading at 4:00 p.m. (E.T.) on the New York Stock Exchange on the Closing Date (such time and date being hereinafter called the "Valuation Date"), after giving effect to the declaration and/or payment of any net investment income dividends and/or capital gain distributions, using the valuation procedures set forth in TRF's Trust Instrument and RTR's then current prospectus and statement of additional information or such other valuation procedures as will be mutually agreed upon in writing by the parties.

        2.2 Valuation of Shares. The net asset value of each RTR Share to be issued to REvest at the Closing on the Closing Date will be computed as of the close of regular trading at 4:00 p.m. (E.T.) on the New York Stock Exchange on the Valuation Date, after giving effect to the declaration and/or payment of any net investment dividends and/or capital gain distributions, using the valuation procedures set forth in TRF's Trust Instrument and RTR's then current prospectus and statement of additional information.

        Shares to be Issued. The number of RTR Shares to be issued (including fractional shares, if any) in exchange for REvest's net assets will be equal in aggregate value to the aggregate value of REvest Shares (including fractional shares, if any) that are issued and outstanding immediately prior to the Closing on the Closing Date.

        2.4 Determination of Value. All computations of value will be made by State Street Bank and Trust Company ("State Street"), the custodian for RTR, in accordance with its regular practice in pricing the shares and valuing the net assets of RTR.

ARTICLE III

CLOSING AND CLOSING DATE

        3.1 Closing Date. The Closing Date will be September 22, 2000 or such later date prior to December 30, 2000 as the parties may agree to in writing. All acts taking place at the Closing will be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing will be held as of 5:00 p.m. (E.T.) at TRF's principal place of business in New York, New York, or at such other time and/or place as the parties may agree.

        3.2 Custodian's Certificate. State Street will deliver to TRF at the Closing a certificate of an authorized officer or employee stating that: (i) REvest's portfolio securities, cash and any other assets have been received by it in proper form from Firstar Bank, N.A., as custodian for REvest, on the Closing Date and (ii) all necessary taxes, including all applicable Federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with its receipt of such portfolio securities.

        3.3 Effect of Suspension in Trading. In the event that on the Valuation Date (i) the New York Stock Exchange or another primary trading market for portfolio securities of REvest will be closed to trading or trading thereon will be restricted or (ii) trading or the reporting of trading on such Exchange or elsewhere will be disrupted so that accurate appraisal of the value of the net assets of REvest is impracticable, the Closing Date will be postponed until the first business day prior to December 30, 2000 after the day when trading will have been fully resumed and reporting will have been restored.

        3.4 Transfer Agent's Certificate. Integrated Fund Services, Inc., as transfer agent for REvest, will deliver to TRF at the Closing, a certificate of an authorized officer or employee stating that its records contain the names and addresses of REvest's Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. State Street, as transfer agent for RTR, will issue and deliver to TRF at the Closing a confirmation evidencing the RTR Shares credited to REvest's account on the books and records of RTR on the Closing Date or provide evidence satisfactory to WHF that such RTR Shares have been so credited. At the Closing, each party will deliver to the other such checks, assignments, share certificates, if any, receipts and other documents as such other party or its counsel may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        4.1 Representations of WHF. WHF represents and warrants to TRF and RTR as follows:

(a) REvest is a separate investment series of WHF, a business trust that is duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) WHF is a registered investment company classified as a management company of the open-end type, and WHF's registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940 (the "1940 Act") is in full force and effect;

           (c) The current prospectus and statement of additional information of REvest conform in all material respects to the applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act and the rules and regulations of the Commission thereunder and, to the knowledge of WHF, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

           (d) WHF is not, and the execution, delivery and performance of this Agreement (subject to REvest shareholder approval) will not result, in violation of any provision of WHF's Trust Instrument or By-laws or, to its knowledge, of any agreement, indenture, instrument, contract, lease or other undertaking to which WHF is a party or by which REvest is bound;

           (e) No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or, to WHF's knowledge, threatened against REvest or any of its properties or assets which, if adversely determined, could materially and adversely affect its financial condition, the conduct of its business or the ability of REvest to carry out the transactions contemplated by this Agreement. WHF is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects REvest's business or its ability to consummate the transactions herein contemplated. WHF knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which adversely affects REvest's business or its ability to consummate the transactions contemplated herein;

           (f) All Federal and other tax returns and reports of REvest required by law to have been filed have been filed and are correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due have been paid or provision has been made for the payment thereof, and, to WHF's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

           (g) All issued and outstanding shares of REvest are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by REvest (except that, under non-Delaware law, REvest Shareholders could, under certain circumstances, be held personally liable for obligations of REvest). All of the issued and outstanding shares of REvest will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent, as provided in paragraph 3.4;

           (h) At the Closing Date, REvest will own the assets to be transferred by it to RTR pursuant to paragraph 1.2 and have full right, power and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, RTR will become the owner thereof, subject to no restrictions on the full transfer thereof created by WHF, other than as disclosed to and accepted by TRF in writing at or before the Closing Date;

           (i) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of WHF and REvest and, subject to approval by REvest's shareholders, this Agreement constitutes a valid and binding obligation of REvest, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

           (j) The information to be furnished by WHF about REvest and its investment adviser and other affiliates for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby will be accurate and complete in all material respects and will comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto;

           (k) The proxy statement of REvest to be included in the Registration Statement referred to in paragraph 5.7 (other than information therein that relates to TRF, RTR, Royce & Associates, Inc. or any of their respective affiliates) will not, on the effective date of the Registration Statement (the "Effective Date") and on the Closing Date, to WHF's knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;

           (l) The Statement of Assets and Liabilities of REvest at December 31, 1999 has been audited by PricewaterhouseCoopers LLP, independent certified public accountants, and is in accordance with generally accepted accounting principles ("GAAP") consistently applied, and such statement (a copy of which has been furnished to RTR) presents fairly, in all material respects, the financial position of REvest as of such date in accordance with GAAP, and there are no known contingent liabilities of RTR required to be reflected on a balance sheet (including notes thereto) in accordance with GAAP as of such date not disclosed therein;

           (m) Since December 31, 1999, to WHF's knowledge, there has not been any material adverse change in REvest's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by REvest of indebtedness, except as otherwise disclosed to and accepted in writing by TRF. For the purposes of this subparagraph (m), a decline in net asset value per share of REvest due to declines in the values of securities in REvest's portfolio, the discharge of REvest liabilities or the redemption of REvest shares by REvest's shareholders will not constitute a material adverse change; and

            (n) For each taxable year of its operation (including the taxable year including the Closing Date), REvest has elected to be treated as a regulated investment company under Subchapter M of the Code, has computed and will compute its Federal income tax under Section 852 of the Code and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date.

        4.2 Representations of TRF. TRF represents and warrants to, and covenants with, WHF and REvest as follows:

(a) TRF is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) TRF is registered as an investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

            (c) The current prospectus and statement of additional information of RTR (the "RTR Prospectus") conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and, to the knowledge of TRF, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, except that TRF makes no representation regarding the accuracy or completeness of information furnished, or representations made, by WHF pursuant to subparagraphs 4.1 (j) and (k) above;

            (d) TRF is not, and the execution, delivery and performance of this Agreement will not result, in any violation of TRF's Trust Instrument or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which TRF is a party or by which RTR is bound;

            (e) No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or, to TRF's knowledge, threatened against RTR or any of its properties or assets which, if adversely determined, would adversely affect its financial condition and the conduct of its business or its ability to carry out the transactions contemplated by this Agreement. TRF knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which adversely affects RTR's business or RTR's ability to consummate the transactions contemplated herein;

            (f) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of RTR, and this Agreement constitutes a valid and binding obligation of RTR enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

            (g) The RTR Shares to be issued and delivered to REvest, for the account of the REvest Shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued RTR Shares and will be fully paid and non-assessable (except that, under non-Delaware law, shareholders of RTR could, under certain circumstances, be held personally liable for obligations of RTR);

            (h) The information to be furnished by TRF about RTR and its investment adviser and other affiliates for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby will be accurate and complete in all material respects and will comply in all material respects with Federal securities and other laws and regulations applicable thereto;

            (i) The Prospectus and Proxy Statement to be included in the Registration Statement (insofar as it relates to TRF, RTR, Royce & Associates, Inc. or any of their respective affiliates) will not, on the Effective Date and on the Closing Date, to RTR's knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;

(j) There is no plan or intention to sell or dispose of any assets acquired from REvest other than in the ordinary course of business; and
(k) There is no plan or intention to make redemptions of any RTR Shares other than in the ordinary course of business.

ARTICLE V

COVENANTS OF WHF AND TRF

        5.1 Operation in Ordinary Course. REvest will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

        5.2 Approval of Shareholders. WHF will call a meeting of the shareholders of REvest to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

        5.3 Investment Representation. WHF covenants that the RTR Shares to be issued hereunder are not being acquired by REvest for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

        5.4 Additional Information. WHF will assist TRF in obtaining such information as TRF reasonably requests concerning the beneficial ownership of REvest shares.

        5.5 Further Action. Subject to the provisions of this Agreement, TRF and WHF will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

        5.6 Statement of Earnings and Profits. As promptly as practicable, but in any case within 60 days after the Closing Date, WHF will furnish TRF, in such form as is reasonably satisfactory to TRF, a statement of the earnings and profits of REvest for Federal income tax purposes, which will be carried over by RTR as a result of Section 381 of the Code, and which will be certified by WHF's President and Treasurer.

        5.7 Preparation of Form N-14 Registration Statement. WHF will provide TRF with information reasonably necessary for the preparation by TRF of a prospectus (the "Prospectus and Proxy Statement"), which will include the proxy statement referred to in paragraph 4.1(k), all to be included in a Registration Statement on Form N-14 of TRF for RTR (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act in connection with the meeting of the shareholders of REvest to consider approval of this Agreement and the transactions contemplated herein.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF WHF

        The obligations of WHF to complete the transactions provided for herein will be subject, at its election, to the performance by TRF and RTR of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

        6.1 All representations, warranties and covenants of TRF and RTR contained in this Agreement will be true and correct as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and TRF will have delivered to WHF a certificate executed in its name by its President and its Treasurer, in a form reasonably satisfactory to WHF and dated as of the Closing Date, to such effect and as to such other matters as WHF will reasonably request; and

        6.2 WHF will have received on the Closing Date an opinion from Howard J. Kashner, Esq. or John E. Denneen, Esq., in-house counsel to TRF, addressed to WHF and dated as of the Closing Date, in a form reasonably satisfactory to WHF, to the following effect:

     That (i) RTR is a separate series of a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business; (ii) this Agreement has been duly authorized, executed and delivered by TRF for RTR and is a valid and binding obligation of RTR enforceable against RTR in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles; (iii) the RTR Shares to be issued and delivered to REvest on behalf of REvest Shareholders as provided by this Agreement are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable (except that, under non-Delaware law, shareholders of RTR could, under certain circumstances, be held personally liable for obligations of RTR); (iv) the execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of TRF's Trust Instrument or By-laws or any provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which RTR is a party or by which it or any of its properties may be bound; (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by TRF of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the l934 Act and the 1940 Act; (vi) insofar as they relate to TRF and RTR, the descriptions in the Prospectus and Proxy Statement of statutes, legal and governmental proceedings and material contracts, if any, are accurate and fairly present the information required to be shown; (vii) such counsel does not know of any legal or governmental proceedings, insofar as they relate to RTR, existing on or before the effective date of the Registration Statement or the Closing Date, required to be described in the Registration Statement, which are not described as required; (viii) TRF is registered with the Commission as an investment company under the 1940 Act and, to such counsel's knowledge, such registration is in full force and effect; and (ix) to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to RTR. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or any financial or statistical data, or to the information relating to WHF or REvest, contained in the Prospectus and Proxy Statement, the Registration Statement or the RTR Prospectus, and that such opinion is solely for the benefit of WHF and REvest. Such opinion may contain such other assumptions and limitations as will, in the opinion of Howard J. Kashner, Esq. or John E. Denneen, Esq., be appropriate to render the opinions expressed.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF TRF

        The obligations of TRF to complete the transactions provided for herein will be subject, at its election, to the performance by WHF and REvest of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, the following conditions:

        7.1 All representations, warranties and covenants of WHF and REvest contained in this Agreement will be true and correct as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and WHF will have delivered to TRF on the Closing Date a certificate executed in its name by WHF's President and Treasurer, in form and substance satisfactory to TRF and dated as of the Closing Date, to such effect and as to such other matters as TRF will reasonably request;

        7.2 WHF will have delivered to TRF an unaudited Statement of the Assets and Liabilities of REvest, together with a list of REvest's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of WHF;

        7.3 WHF will have delivered to TRF a letter addressed to TRF and dated as of the Closing Date, signed by each of the directors and shareholders of Ebright Investments, Inc., consenting to all of the transactions contemplated by this Agreement and/or described in the Prospectus and Proxy Statement and waiving any present and future claims they and Ebright Investments, Inc. may have and/or may acquire against TRF, RTR, Royce & Associates, Inc., any of its affiliated persons and Jennifer E. Goff relating to such transactions; and

        7.4 TRF will have received on the Closing Date an opinion of Bernstein, Shur, Sawyer & Nelson, P.A. ("Bernstein"), counsel to WHF, addressed to TRF and dated the Closing Date, in a form satisfactory to TRF, to the following effect:

          That (i) REvest is a separate investment series of a Delaware business trust that is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as presently conducted; (ii) this Agreement has been duly authorized, executed and delivered by WHF for REvest and is a valid and binding obligation of REvest enforceable against REvest in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles; (iii) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of WHF's Trust Instrument or By-laws or any provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which REvest is a party or by which it or any of its properties may be bound; (iv) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by REvest of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act; (v) insofar as they relate to REvest, the descriptions in the Prospectus and Proxy Statement of statutes, legal and governmental proceedings and material contracts, if any, are accurate and fairly present the information required to be shown; (vi) such counsel does not know of any legal or governmental proceedings, insofar as they relate to REvest, existing on or before the date of mailing of the Prospectus and Proxy Statement and on the Closing Date, required to be described in the Prospectus and Proxy Statement, which are not described as required; (vii) WHF is registered with the Commission as an investment company under the 1940 Act and, to such counsel's knowledge, such registration is in full force and effect; and (viii) to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to REvest or any of its properties or assets, and REvest is neither a party to nor subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business. Such opinion may contain such other assumptions and limitations as will be, in the opinion of Bernstein, appropriate to render the opinions expressed therein.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF TRF AND WHF

          If any of the conditions set forth below do not exist on or before the Closing Date with respect to REvest or RTR, the other party to this Agreement will, at its option, not be required to consummate the transactions contemplated by this Agreement:

          8.1 This Agreement and the transactions contemplated herein will have been approved by the requisite vote of the holders of the outstanding shares of REvest in accordance with the provisions of WHF's Trust Instrument and By-laws, and certified copies of the resolutions evidencing such approval will have been delivered to RTR. Notwithstanding anything herein to the contrary, neither TRF nor WHF may waive the conditions set forth in this paragraph 8.1;

          8.2 On the Closing Date, the Commission will not have issued an unfavorable report under Section 25(b) of the 1940 Act or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act, and no action, suit or other proceeding will be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

          8.3 All required consents of other parties and any other consents, orders and permits of Federal and state regulatory authorities (including those of the Commission) to permit consummation of the transactions contemplated hereby will have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of RTR or REvest, provided that either party hereto may for itself waive any of such conditions;

          8.4 The Registration Statement will have become effective under the 1933 Act and no stop order suspending the effectiveness thereof will have been issued and, to the knowledge of the parties hereto, no investigation or proceeding for that purpose will have been instituted or be pending, threatened or contemplated under the 1933 Act;

          8.5 REvest will have declared a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the shareholders of REvest all of REvest's investment company taxable income for all taxable years ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid) and all of its net capital gain realized in all taxable years ending on or prior to the Closing Date (after reduction for any capital loss carryforward);

          8.6 The parties will have received a favorable opinion of Bernstein, addressed to WHF and TRF and dated the Closing Date, satisfactory to both parties, substantially to the effect that, for Federal income tax purposes:

          (i) The transfer of all or substantially all of REvest assets to RTR in exchange for RTR Shares and the assumption by RTR of substantially all of the liabilities of REvest, followed by the distribution of RTR Shares to REvest Shareholders in dissolution and liquidation of REvest, will constitute a "reorganization" within the meaning of Section 368(a)(l)(C) of the Code, and RTR and REvest will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by RTR upon the receipt of the assets of REvest solely in exchange for RTR Shares and the assumption by RTR of substantially all of the liabilities of REvest ; (iii) no gain or loss will be recognized by REvest upon the transfer of REvest assets to RTR in exchange for RTR Shares and the assumption by RTR of substantially all of the liabilities of REvest or upon the distribution (whether actual or constructive) of RTR Shares to REvest Shareholders in exchange for their shares of REvest; (iv) no gain or loss will be recognized by REvest Shareholders upon the exchange of their REvest shares for RTR Shares in liquidation of REvest; (v) the aggregate tax basis for RTR Shares received by each REvest Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of REvest shares held by such shareholder immediately prior to the Reorganization, and the holding period of RTR Shares to be received by each REvest Shareholder will include the period during which REvest shares exchanged therefor were held by such shareholder (provided the REvest Shares were held as capital assets on the date of the Reorganization); and (vi) the tax basis of REvest assets acquired by RTR will be the same as the tax basis of such assets to REvest immediately prior to the Reorganization, and the holding period of the assets of REvest in the hands of RTR will include the period during which those assets were held by REvest.

          Notwithstanding anything herein to the contrary, neither RTR nor REvest may waive the condition set forth in this paragraph 8.6.

ARTICLE IX

EXPENSES

          9.1 If TRF becomes obligated to complete the transactions provided for herein, then the first $25,000 of expenses of the transactions contemplated by this Agreement incurred by WHF and/or REvest, excluding expenses incurred by WHF and/or REvest for in-house personnel, will be borne by Royce & Associates, Inc. Subject to the preceding sentence, all expenses of the transactions contemplated by this Agreement incurred by WHF and/or REvest will be borne by REvest and/or Ebright Investments, Inc. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Registration Statement under the 1933 Act covering the RTR Shares to be issued pursuant to the provisions of this Agreement; (iii) fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws in respect of the RTR Shares to be issued in connection herewith in each state in which the shareholders of REvest are resident as of the date of the mailing of the Prospectus and Proxy Statement to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees; and (viii) solicitation cost of the transactions; provided, however, that neither WHF, REvest or Ebright Investments, Inc. will be responsible for in-house personnel costs of TRF, Royce & Associates, Inc. or their respective affiliates.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

          10.1 Neither party has made any representation, warranty or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

          10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith will survive the consummation of the transactions contemplated hereunder.

ARTICLE XI

TERMINATION

          11.1 This Agreement may be terminated by the mutual agreement of TRF and WHF. In addition, either TRF or WHF may, at its option, terminate this Agreement at or prior to the Closing Date, notwithstanding approval of this Agreement by REvest's Shareholders, because:

(a) of a breach by the other of any representation, warranty or covenant contained herein to be performed at or prior to the Closing Date, if not cured within 15 days, or
(b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

          11.2 In the event of any such termination, in the absence of willful default, there will be no liability for damages on the part of RTR, REvest or TRF or WHF or their respective trustees or officers, to the other party or its trustees or officers, but WHF and/or REvest will bear the expenses incurred by TRF, WHF, RTR and/or by REvest incidental to the preparation and carrying out of this Agreement, as provided in paragraph 9.1.

ARTICLE XII

AMENDMENTS

          This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of WHF and TRF; provided, however, that following the meeting of the shareholders of REvest called by WHF pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the RTR Shares to be issued to the REvest Shareholders under this Agreement to the detriment of such shareholders without their further approval.

ARTICLE XIII

NOTICES

          Any notice, report, statement or demand required or permitted by any provisions of this Agreement will be in writing and will be given by prepaid telegraph, telecopy, overnight courier or certified mail, addressed to if to WHF:

                    The Winter Harbor Fund
                    511 Congress Street
                    Portland, Maine 04101
                    Attn: Jennifer E. Goff,
                         President

          if to TRF:

                    The Royce Fund
                    1414 Avenue of the Americas
                    New York, New York 10019
                    Attn: John D. Diederich,
                         Director of Administration

ARTICLE XIV

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

    14.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

    14.2 This Agreement may be executed in any number of counterparts, each of which will be deemed an original.

    14.3 This Agreement will be governed by and construed in accordance with the laws of the State of New York.

    14.4 This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder will be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or will be construed to confer upon or give anyone, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    14.5 It is expressly agreed to that the obligations of RTR and of REvest hereunder will not be binding upon any of the Trustees, shareholders, officers, employees or other agents of TRF or WHF, as such, but bind only the trust properties of RTR and of REvest, as provided in their respective Trust Instruments. The execution and delivery of this Agreement have been authorized by the Trustees of TRF and WHF on behalf of RTR and REvest, respectively, and signed by authorized officers of TRF and WHF, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officers will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the respective trust properties of RTR and REvest as provided in TRF's and WHF's respective Trust Instruments.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

THE ROYCE FUND, on behalf of Royce Total Return Fund	THE WINTER HARBOR FUND, on behalf of The REvest Value Fund
By: /s/ Charles M. Royce	By: /s/ Jennifer E. Goff
Name: Charles M Royce Title: President	Jennifer E. Goff, President

As to the first sentence of Article IX only:

ROYCE & ASSOCIATES, INC.

By: /s/ Charles M. Royce

In order to induce The Royce Fund ("TRF") to enter into and perform the foregoing Agreement and Plan of Reorganization, Ebright Investments, Inc. and Jennifer E. Goff hereby jointly and severally personally guaranty to TRF, for the benefit of its Royce Total Return Fund series, the accuracy of the representations and warranties of The Winter Harbor Fund as set forth in such Agreement and Plan of Reorganization and the full and timely payment and performance when due of all of the obligations of The REvest Value Fund thereunder, as such representations, warranties and obligations may be changed or otherwise modified from time to time; provided, however, that the personal liability of Jennifer E. Goff under this guaranty is limited to a maximum of $50,000.

                                                         /s/ Jennifer E. Goff

                                                         Jennifer E. Goff, as President
                                                         of Ebright Investments, Inc.

                                                         /s/ Jennifer E. Goff

                                                         Jennifer E. Goff, individually